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                                                                      EXHIBIT 11

                        Alabama National BanCorporation
                 Computation of Earnings Per Share (Unaudited)
                   (In thousands, except per share amounts)
                   ----------------------------------------

                                                                               Per Share
                                                             Income   Shares     Amount
                                                             ------   ------     ------
THREE MONTHS ENDED JUNE 30, 2000
Basic EPS net income...................................     $ 5,903   11,065     $ 0.53
                                                                                 ======
Effect of dilutive securities options..................           -      153
                                                            -------   ------
Diluted EPS............................................     $ 5,903   11,218     $ 0.53
                                                            =======   ======     ======

THREE MONTHS ENDED JUNE 30, 1999
Basic EPS net income...................................     $ 5,380   11,100     $ 0.48
                                                                                 ======
Effect of dilutive securities options..................           -      167
                                                            -------   ------
Diluted EPS............................................     $ 5,380   11,267     $ 0.48
                                                            =======   ======     ======

SIX MONTHS ENDED JUNE 30, 2000
Basic EPS net income...................................     $11,561   11,066     $ 1.04
                                                                                 ======
Effect of dilutive securities options..................           -      146
                                                            -------   ------
Diluted EPS............................................     $11,561   11,212     $ 1.03
                                                            =======   ======     ======

SIX MONTHS ENDED JUNE 30, 1999
Basic EPS net income...................................     $10,399   11,061     $ 0.94
                                                                                 ======
Effect of dilutive securities options..................           -      175
                                                            -------   ------
Diluted EPS............................................     $10,399   11,236     $ 0.93
                                                            =======   ======     ======